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                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated July 19, 1996 related to the combined financial statements of the Becker CPA Review Course, which appears in the Current Report of Form 8-K/A of DeVry Inc. dated August 30, 1996.



    Price Waterhouse LLP
    Los Angeles, California
    August 30, 1996